EXHIBIT 23.8




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 4, 2000, with respect to the financial statements of Signal Pharmaceuticals, Inc. that is made part of the Registration Statement (Form S-4) and Prospectus of Celgene Corporation for the registration of shares of its common stock.


                                                          /s/ Ernst & Young LLP
                                                          ----------------------
                                                          ERNST & YOUNG LLP


July 25, 2000
San Diego, California